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Exhibit 31.2

Polaroid Holding Company
Certification Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002

I, William L. Flaherty, Executive Vice President and Chief Financial Officer, certify that:

  1.
  I have reviewed this Form 10-K/A amendment to the annual report on Form 10-K for 2004 of Polaroid Holding Company originally filed on March 16, 2005;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 29, 2005	/s/ WILLIAM L. FLAHERTY William L. Flaherty Executive Vice President and Chief Financial Officer

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  Exhibit 31.2